UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 27, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The Shops at Sycamore Creek

On September 30, 2010, ROIC California, LLC ("ROIC California"), a subsidiary of Retail Opportunity Investments Corp.  ( the "Company"), completed the acquisition of a shopping center located in Corona, California ("Sycamore Creek") for an aggregate purchase of $17.25 million in cash.  Sycamore Creek was acquired by ROIC California pursuant to a purchase and sale agreement (the "Purchase Agreement") dated as of September 27, 2010 between the Company and Shops at Sycamore Creek, LLC (the "Seller"), which the Company subsequently assigned to ROIC California.

Sycamore Creek is a grocery-anchored neighborhood shopping center of approximately 74,198 square feet that is anchored by Vons.  It is currently 77.6% leased.  Sycamore Creek is located in an area with approximately 34,400 people within a five mile radius, with an average household income of approximately $93,300.

The Purchase Agreement contains terms, covenants, and Seller's representations and warranties that are customary and typical for a transaction of this nature.  The material terms of the Purchase Agreement are qualified in their entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated as of September 27, 2010 between Retail Opportunity Investments Corp. and Shops at Sycamore Creek, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated: October 1, 2010	By: /s/ John B. Roche
John B. Roche Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated as of September 27, 2010 between Retail Opportunity Investments Corp. and Shops at Sycamore Creek, LLC.